EXHIBIT 23.1a

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Frequency Electronics, Inc. and Subsidiaries
Mitchel Field, New York


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42233) of Frequency Electronics, Inc. of our report dated July 20, 2006 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ Holtz Rubenstein Reminick LLP
---------------------------------
Holtz Rubenstein Reminick LLP
Melville, New York
July 28, 2006

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                                                                   EXHIBIT 23.1b


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42233) of Frequency Electronics, Inc. of our report dated July 6, 2004, except for Note 10 as to which the date is September 28, 2004, relating to the consolidated financial statements and financial statement schedule for the year ended April 30, 2004, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
------------------------------
Melville, New York
July 28, 2006



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